Exhibit 99.1

Newsmax Announces Closing of $75 Million
Initial Public Offering

Trading of Company’s Class B Common Stock to Begin Monday on NYSE Under Symbol “NMAX”

BOCA RATON, FL – March 28, 2025 – Newsmax Inc. (“Newsmax” or the “Company”) today announced the successful completion of its initial public offering under Regulation A+, raising the maximum allowed of $75 million through the sale of 7.5 million shares of Class B Common Stock at a public offering price of $10.00 per share.

Newsmax’s Class B Common Stock is expected to commence trading on the New York Stock Exchange under the ticker symbol “NMAX” on Monday, March 31, 2025.

Newsmax previously completed a private Preferred Offering in February 2025, raising $225 million.

“Today marks a historic milestone for Newsmax as we transition to a publicly traded company,” Christopher Ruddy, CEO of Newsmax Inc., said.

“This incredibly successful offering, combined with our previous Preferred Offering, provides us with the capital and financial freedom to accelerate our growth initiatives, expand our programming and further enhance our digital presence. We are deeply grateful to the investors in Newsmax and are excited for the journey ahead.”

Digital Offering LLC acted as the lead selling agent for the Public Offering.

Founded in 1998 as a digital media brand, Newsmax entered the cable news market in 2014. Since then, the network has had an astonishing rise, climbing into the top tier of cable channels, and is now the fourth highest-rated cable news channel in the U.S., just behind CNN. Last year the Reuters Institute identified Newsmax as one of the top 12 news brands in the U.S.

About Newsmax

Newsmax Inc. is a holding company that owns 100% of the equity interests of its operating company Newsmax Media, Inc. Newsmax Media, Inc., the parent company of Newsmax Broadcasting LLC, offers Americans independent news. Since its founding in 1998 by award-winning journalist Christopher Ruddy, Newsmax has become a go-to place for Americans seeking real news, insightful perspective and honest opinion.

Newsmax operates the Newsmax channel, now the fourth highest-rated cable news channel, according to Nielsen, and is available on all major cable systems and OTT platforms.

Newsmax’s media properties reach more than 40 million Americans regularly through the Newsmax channel, its free streaming channel Newsmax2, the Newsmax App and its streaming service Newsmax+, its website Newsmax.com, and publications like Newsmax Magazine.

Forbes has called Newsmax “a news powerhouse” and the New York Times has said it is a “potent force” in U.S. news.

Through its media outlets Newsmax champions a free press, one that provides Americans with balanced coverage, diverse viewpoints, and open debates on the issues affecting their lives.

Newsmax Inc., based in Boca Raton, Fla., with offices in Washington, D.C. and New York City, is headed by its CEO Christopher Ruddy.

About Digital Offering, LLC: Digital Offering, LLC, a leader in crowd financed public offerings, is a next generation investment bank with a focus on technology and innovation utilizing The Jumpstart Our Business Startups Act, or JOBS Act.

Investor Contacts

Digital Offering
digitaloffering@newsmax.com

Investor Relations

ir@newsmax.com

FORWARD-LOOKING STATEMENTS: This communication contains forward-looking statements. The Company bases these forward-looking statements on its expectations and projections about future events, which it derives from the information currently available to it. Such forward-looking statements relate to future events or its future performance, including its financial performance and projections; growth in its revenue and earnings; and the Company’s business prospects and opportunities. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including: the Company’s ability to change its direction; its ability to keep pace with new technology and changing market needs; and the competitive environment of its business. These and other factors may cause the Company’s actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking events discussed in this communication may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about the Company. The Company is not obligated to publicly update or revise any forward-looking statement.